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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):          August 28, 2001

                           CALIFORNIA AMPLIFIER, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                     0-12182                95-3647070
(State or other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation or                                       Identification Number)
organization)


460 Calle San Pablo
Camarillo, California                                            93012
(Address of principal executive offices)                       (Zip Code)


                                 (805) 987-9000
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS

         The Board of Directors of California Amplifier, Inc., a Delaware corporation (the "Registrant") adopted an amendment of the Registrant's existing stockholder rights plan (the "Rights Plan") to (i) extend the Rights Plan until September 5, 2011, (ii) increase the exercise price for the exercise of each right to $50, (iii) eliminate the "dead hand" independent director provisions in the existing Rights Plan and (iv) make other immaterial revisions requested by the successor rights agent to clarify the Rights Plan. The amendment of the Rights Plan is set out in full in the Amended and Restated Rights Agreement, amended and restated as of September 5, 2001, by and between the Registrant and Mellon Investor Services LLC, as Rights Agent attached as Exhibit 4.1 to this Form 8-K.

         On September 5, 2001, the Registrant issued a press release, attached as Exhibit 20.1 to this Form 8-K, announcing the amendment of the Rights Plan.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                  CALIFORNIA AMPLIFIER, INC.



Dated:  September 5, 2001         By: /s/ Richard K. Vitelle
                                     -------------------------------------
                                     Richard K. Vitelle,
                                     Vice President and Chief Financial Officer




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                            INDEX TO EXHIBITS
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EXHIBIT
 NO.                   DESCRIPTION                                            METHOD OF FILING
-------               -------------                                           ------------------
4.1       Amended and Restated Rights Agreement, amended and restated as of       Filed electronically
          September 5, 2001, by and between California Amplifier, Inc. and              herewith
          Mellon Investor Services LLC, as Rights Agent

20.1      Press Release of California Amplifier, Inc. dated September 5, 2001     Filed electronically
                                                                                      herewith
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